Exhibit 99.1

NOTE: A list of each store location with affected stores highlighted, along with a map showing Winn-Dixie’s current and future operating areas, is available on the Winn-Dixie Web site at www.winn-dixie.com.

WINN-DIXIE TAKES ACTION TO STRENGTHEN PERFORMANCE

AND POSITION COMPANY FOR LONG-TERM PROFITABILITY

New Store “Footprint” To Focus On Strongest Markets;

Company Will Sell or Close Approximately 326 Stores

JACKSONVILLE, FL, June 21, 2005 – Winn-Dixie Stores, Inc. (“WNDXQ”) today announced a series of actions intended to enhance the Company’s financial performance and position it for profitability in the long term. The cornerstone of the Company’s plan consists of focusing on its strongest markets, where it typically has a significant market share position, and reducing its store “footprint” from 913 stores in the U.S. and the Bahamas to 587 stores.

Peter Lynch, President and Chief Executive Officer of Winn-Dixie, said: “Creating a smaller, but more profitable store base will best position Winn-Dixie for long-term financial health and a successful future. We will be focusing our resources on markets where Winn-Dixie has a strong presence and there are compelling opportunities. This will allow us to build on our strengths and take advantage of the considerable potential we see to improve the shopping experience for our customers. Already, we have made significant strides. The steps announced today will help us to continue our progress as we strive to make Winn-Dixie a stronger company, better able to compete in the marketplace with a strong foundation for the future.”

New Footprint

Winn-Dixie currently operates 901 stores in nine states and 12 in the Bahamas. These stores are located in 37 Designated Market Areas (DMAs). Once the footprint plan is implemented, Winn-Dixie will operate approximately 587 stores in 23 DMAs in Florida, Alabama, Louisiana, Georgia, Mississippi, and the Bahamas. Of the 326 stores that the Company will sell or close, 233 stores are in DMAs the Company is leaving entirely. The other 93 stores are located in DMAs in which Winn-Dixie will remain, but these particular stores do not meet the Company’s financial requirements going forward. Winn-Dixie’s anticipated annual revenue following these store dispositions will be approximately $7.5 billion, compared to approximately $10 billion today. A full list of the stores affected by today’s announcement, along with a map of the current and future footprint, is available at www.winn-dixie.com.

Distribution and Manufacturing

In connection with the new store footprint, Winn-Dixie is also making changes in its distribution and manufacturing plant operations. Specifically, the Company will be exiting 3 of its 10 distribution centers. These facilities are located in Atlanta, Georgia; Charlotte, North Carolina; and Greenville, South Carolina. The Company will also close the portion of the Montgomery,

Alabama distribution center that handles dry grocery. The “perishables” portion of the Montgomery distribution center will remain open, and the Company will be expanding the use of the Hammond, Louisiana dry grocery facility to accommodate the dry grocery items now handled in the Montgomery facility.

In addition, Winn-Dixie is marketing for sale its manufacturing plants, including its six dairy and culture plants, its pizza plant in Montgomery, Alabama, and its Chek Beverage/Deep South Products plant in Fitzgerald, Georgia, which produces Chek soda, shelf-stable juices and condiments. If buyers are not found, the Company will continue to operate the Chek Beverage plant and the Hammond, Louisiana and Plant City, Florida dairies. The Company is also working to find a third party to produce elsewhere the items made at its Astor Products plant in Jacksonville, Florida and the condiments at the Deep South plant. Once third parties are secured, those plants will be closed.

The Company, together with its outside advisors, is conducting an active marketing effort to identify potential buyers for the stores, distribution centers and manufacturing plants that it will no longer operate. Stores that cannot be sold will be closed. The Company expects to announce the results of this marketing effort within several weeks.

“Our hope is to sell as many of our affected stores, plants and DCs as possible to new owners who will continue to operate them,” stated Lynch. “We are asking potential new owners to offer employment opportunities to our Associates.” Winn-Dixie will provide severance and other assistance to each Associate who is not offered employment.

DMAs/Stores to be Exited

In determining its future store footprint, Winn-Dixie conducted a thorough analysis of its store base, including stores’ market share, cash flow, profitability, real estate quality, and financial outlook. In the 14 DMAs it is exiting, the Company has either had a difficult market position, unsatisfactory financial performance, and limited opportunities for profitable sales growth, or it has determined that the stores in a particular DMA are too distant from its continuing distribution facilities to be operated on a cost-effective basis.

The DMAs that Winn-Dixie is exiting are the marketing areas of: Alexandria, Louisiana; Atlanta, Georgia; Augusta, Georgia; Charleston, South Carolina; Charlotte, North Carolina; Chattanooga, Tennessee; Columbia, South Carolina; Columbus-Tupelo, Mississippi; Greensboro-High Point, North Carolina; Greenville-Spartanburg, South Carolina; Huntsville, Alabama; Jackson, Mississippi; Raleigh-Durham, North Carolina; and Savannah, Georgia. (The geographical area included in a DMA often covers more than one state; therefore, the name of the DMA usually reflects more than just the city represented by the DMA name.) A list of each store location with affected stores highlighted, along with a map showing the DMA boundaries for Winn-Dixie’s current and future operating areas, is available on the Winn-Dixie Web site at the following link: www.winn-dixie.com.

As a result of the actions announced today, Winn-Dixie expects that its workforce will be reduced by approximately 28%, or 22,000 positions. Where practicable, the Company will seek to offer affected Associates positions at other Winn-Dixie operations. In addition, the Company is reviewing its corporate organization and plans to make reductions in headquarters and support personnel reflecting the smaller store footprint that the Company will operate. An announcement regarding a corporate restructuring is expected to be made later this summer.

Mr. Lynch said, “We regret the impact these tough decisions will have on many of our Associates, customers and local communities. We do not take these decisions lightly and would not be proceeding if these steps were not essential to restore Winn-Dixie’s financial health. We are committed to doing what we can to help minimize the impact, including, wherever possible, attempting to find new owners who will continue to operate the stores, distribution centers and plants that we are exiting. In addition, we will offer assistance to affected Associates to help them through a transition period.”

Jay Skelton, Chairman of Winn-Dixie, stated, “The actions announced today represent a very important step in Winn-Dixie’s reorganization. By taking these difficult but necessary actions, we intend to put Winn-Dixie in the strongest position for a successful future and to remain a vital, valued partner in the communities we serve.”

About Winn-Dixie

Winn-Dixie Stores, Inc. is one of the nation’s largest food retailers. Founded in 1925, the Company is headquartered in Jacksonville, FL. For more information, please visit http://www.winn-dixie.com.

More information about Winn-Dixie’s reorganization, including a map and list of stores affected by today’s announcement, is available on the Company’s Web site at http://www.winn-dixie.com or as follows: Customers: 1-866-WINN-DIXIE (1-866-946-6349); Media: 1-866-449-8608; Investors: (212)-521-4835.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the expected results described in the forward-looking statements. These forward-looking statements include and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes,” or “intends” and similar words and phrases. There are a number of factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements, particularly while the Chapter 11 cases are proceeding.

There can be no assurance that the Company’s Chapter 11 reorganization process will be successful. Risk factors related to its efforts include, but are not limited to, the following: the Company’s ability to continue as a going concern and to create positive cash flow from operations; the ability of the Company to operate under the terms of the Company’s DIP credit facility; the Company’s ability to obtain court approval of the motions filed with the bankruptcy court from time to time in the Chapter 11 process; the Company’s ability to successfully implement key elements of its restructuring, including the sale or closure of selected retail DMAs, the sale or closure of under-performing stores in retained DMAs and the sale or closure of excess distribution and manufacturing facilities, as well as the ability to appropriately align general and administrative expenses of the resulting organization; the ability of the Company to obtain and maintain trade credit and shipments and terms with vendors and service providers for current and future orders and to maintain in-stock positions for all of its product offerings; the ability of the Company to develop, confirm and consummate a plan or plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to maintain contracts that are critical to its operations; the ability of the Company to attract and retain customers; the ability of the Company to attract, motivate and retain key executives and associates; and potential adverse publicity.

In addition, the Company faces a number of risks with respect to its continuing business operations, including but not limited to: the Company’s ability to execute its strategic initiatives, including asset rationalization, store upgrades, expense reduction, brand positioning and customer service, and to fund its initiatives; the success of the Company’s initiatives to increase sales and market share, particularly in light of over two years of sustained sales declines; the Company’s ability to increase capital spending levels in the future to invest in its store base and other capital projects; the Company’s response to the entry of new competitors in its markets, including traditional grocery store openings and the entry of non-traditional grocery retailers such as mass merchandisers, supercenters, warehouse club stores, dollar-discount stores, drug stores and conventional department stores; and the Company’s ability to complete its assessment of internal control over financial reporting under the Sarbanes-Oxley Act of 2002 on a timely basis and without identifying any material weaknesses.

Please refer to discussions of these and other factors in this news release, in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, the Quarterly Report on Form 10-Q for the quarter ended April 6, 2005, and other Company filings with the Securities and Exchange Commission. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

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News Release #5026